7:30 A.M. ET
February 28, 2024                                    Exhibit 99.1

SOUTHERN STATES BANCSHARES TO ENHANCE GEORGIA FRANCHISE WITH ACQUISITION OF CBB BANCORP
ANNISTON, AL and CARTERSVILLE, GA (February 28, 2024) - Southern States Bancshares, Inc. (NASDAQ: SSBK) (“Southern States”), the holding company for Southern States Bank, and CBB Bancorp (“CBB Bancorp”), the holding company for Century Bank of Georgia (“Century Bank”), announced today the signing of a definitive merger agreement under which Southern States would acquire CBB Bancorp. Upon completion, Southern States expects to merge CBB Bancorp with and into Southern States, with Southern States as the surviving entity. Century Bank of Georgia would similarly be merged with and into Southern States Bank with Southern States Bank surviving. The transaction is expected to close in the third quarter of 2024, subject to regulatory approval.

Upon completion of the transaction, Southern States Bank is expected to have approximately $2.8 billion in assets, $2.3 billion in deposits and $2.0 billion in loans. It would have 15 full-service branches and two loan production offices across Alabama and Georgia. Southern States Bank would have 48% of its deposits located in Georgia, with increased presence in the high-growth Atlanta metro market.

Southern States President and CEO Mark A. Chambers said, “This compelling merger with Century Bank will bolster our presence in Georgia and align perfectly with our strategic plan of pursuing disciplined M&A in high growth markets. We look forward to welcoming aboard Century Bank’s proven leadership and talented team of associates and helping them deliver an increased level of products and services across their highly attractive footprint. We believe Century Bank’s solid core deposit base and strong liquidity position will further strengthen the combined bank’s balance sheet and enhanced franchise value. Century Bank is a like-minded, community oriented franchise with a team of well-respected bankers, and we firmly believe that a partnership of our two companies will create value for our combined customers, employees, and stakeholders.”

Founded in 2000, Century Bank operates two branches in the Northwest Georgia markets of Cartersville and Rockmart. As of December 31, 2023, Century Bank had total assets of approximately $310 million, total loans of $130 million, and total deposits of $290 million. Century Bank has an attractive deposit base with nearly 40% demand deposits and no brokered deposits as of December 31, 2023. Century Bank boasts the #1 community bank deposit market share in Bartow County, with an attractive 1.21% average cost of deposits in the most recently reported quarter.

Richard E. Drews Jr., CEO of Century Bank of Georgia, commented, “We are proud to be joining Southern States’ team and culture of prudent growth and exceptional customer service. This partnership will allow the combined company to more effectively capitalize on the economic momentum we see in in the local communities of Georgia that we serve.”

Subject to the terms of the definitive merger agreement, CBB Bancorp shareholders have the right to elect to receive either 1.550 shares of Southern States common stock or $45.63 in cash for each share of CBB Bancorp common stock they hold. Shareholder elections for cash are subject to proration so that no more than 10% of the Century Bank common shares outstanding will receive the cash consideration. This exchange ratio is fixed, which means that the transaction value will fluctuate as a result of changes in the Southern States’ stock price. Based on Southern States’ stock price of $24.24 as of February 27, 2024, the implied value per share is $38.38 and aggregate transaction value is $27 million.

Keefe, Bruyette & Woods, Inc. served as financial advisor to Southern States. Jones Walker LLP served as legal counsel to Southern States. Performance Trust Capital Partners served as financial advisor to Century Bank and rendered a fairness opinion to its board of directors. Troutman Pepper Hamilton Sanders LLP served as legal counsel to Century Bank.

Investor Presentation

A slide presentation providing additional information regarding the Southern States’ proposed acquisition of CBB Bancorp will be filed on a Current Report on Form 8-K and will be available in the Investor Relations section of the Southern States’ website.

About Southern States Bancshares, Inc.

Headquartered in Anniston, Alabama, Southern States is a bank holding company that operates primarily through its wholly owned subsidiary, Southern States Bank. Southern States Bank is a full service community banking institution, which offers an array of deposit, loan and other banking-related products and services to businesses and individuals in its communities. The Bank operates 13 branches in Alabama and Georgia and two loan production offices in Atlanta.

About CBB Bancorp

Headquartered in Cartersville, Georgia, CBB Bancorp is a bank holding company that operates primarily through its wholly owned subsidiary, Century Bank of Georgia. Century Bank is a full service locally owned and operated financial institution, which offers an array of deposit, loan and other banking-related products and services to businesses and individuals in its communities. Century Bank operates a branch in Cartersville, Georgia and one in Rockmart, Georgia. For more information, please visit www.centurybanknet.com.

Important Information and Where to Find It

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed acquisition by Southern States of CBB Bancorp. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and no offer to sell or solicitation of an offer to buy shall be made in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

In connection with the proposed transaction, Southern States will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of CBB Bancorp and a prospectus of Southern States (the “Proxy Statement/Prospectus”), and Southern States may file with the SEC other relevant documents concerning the proposed Merger. The definitive Proxy Statement/Prospectus will be mailed to shareholders of CBB Bancorp. SHAREHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BY SOUTHERN STATES, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SOUTHERN STATES, CBB BANCORP, AND THE PROPOSED TRANSACTION.

Free copies of the Proxy Statement/Prospectus, as well as other filings containing information about Southern States, may be obtained at the SEC’s website (http://www.sec.gov) when they are filed by Southern States. You will also be able to obtain these documents, when they are filed, free of charge, from Southern States at https://ir.southernstatesbank.net/ under the heading “Financials & Filings.” Copies of the Proxy Statement/Prospectus can also be obtained, when it becomes available, free of charge, by directing a request to Southern States, Lynn Joyce at 100 Office Park Drive, Birmingham, Alabama 35223, telephone 205-820-8065, or by directing a request to CBB Bancorp, Richard E. Drews Jr. at 215 East Main Street Cartersville, Georgia 30120, telephone 770-387-1922.

Participants in the Solicitation

This press release is not a solicitation of a proxy from any security holder of Southern States or CBB Bancorp. However, Southern States or CBB Bancorp and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of CBB Bancorp in respect of the proposed Merger. Information about Southern States’ directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on March 14, 2023 and other documents filed by Southern States with the SEC. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement/Prospectus and other relevant materials to be filed with the SEC when they become available. Free copies of this document may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This press release contains estimates, predictions, opinions, projections and other “forward-looking statements” as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, statements relating to the impact Southern States and CBB Bancorp expect the Merger to have on the combined entities operations, financial condition, and financial results, and Southern States’ expectations about its ability to successfully integrate the combined businesses and the amount of cost savings and other benefits Southern States expects to realize as a result of the Merger. Forward-looking statements also include, without limitation, predictions or expectations of future business or financial performance as well as its goals and objectives for future operations, financial and business trends, business prospects, and management’s outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations, and are subject to risks and uncertainties. These statements often, but not always, are preceded by, are followed by or otherwise include the words such as “may,” “can,” “should,” “could,” “to be,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “likely,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “target,” “project,” “would” and “outlook,” or the negative version of those words or other similar words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about the banking industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. This may be especially true given recent events and trends in the banking industry and interest rate volatility. Although Southern States and CBB Bancorp believe that the expectations reflected in such forward-looking statements are reasonable as of the dates made, they cannot give any assurance that such expectations will prove correct and actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to, the possibility that the proposed Merger does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; the delay in or failure to close for any other reason; the outcome of any legal proceedings that may be instituted against Southern States or CBB Bancorp; the occurrence of any event, change or other circumstance that could give rise to the right of one or both parties to terminate the Agreement; the risk that the businesses of Southern States and CBB Bancorp will not be integrated successfully; the possibility that the cost savings and any synergies or other anticipated benefits from the proposed Merger may not be fully realized or may take longer to realize than expected; disruption from the proposed Merger making it more difficult to maintain relationships with employees, customers or other parties with whom Southern States or CBB Bancorp have business relationships; diversion of management time on Merger-related issues; risks relating to the potential dilutive effect of the shares of Southern States common stock to be issued in the proposed Merger; the reaction to the proposed Merger of the companies’ customers, employees and counterparties; and other factors, many of which are beyond the control of Southern States and CBB Bancorp. For additional information, refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Southern States’ Annual Report on Form 10-K for the year ended December 31, 2022 and any updates to those risk factors set forth in Southern States’ Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings, which have been filed by Southern States with the SEC and are available on the SEC’s website at www.sec.gov. You should not place undue reliance on any such forward-looking statements. All forward-looking statements, expressed or implied, included herein are expressly qualified in their entirety by the cautionary statements contained or referred to herein. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to publicly update or revise any forward-looking statement, whether written or oral, and whether as a result of new information, future developments or otherwise, except as specifically required by law.

Contact Information

Lynn Joyce
(205) 820-8065
ljoyce@ssbank.bank